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                                                                       EXHIBIT 5



                              _____________, 1996



Associated Wholesale Grocers Group, Inc.
5000 Kansas Avenue
Kansas City, Kansas 66106

Ladies and Gentlemen:

     We have acted as special counsel to Associated Wholesale Grocers Group, Inc., a Kansas corporation (the "Company"), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of _____________, 1996 (the "Merger Agreement"), by and among Associated Wholesale Grocers, Inc., a Missouri corporation ("AWG"), AWG Merger Corp., a Missouri corporation ("Merger Corp."), and the Company.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the Merger Agreement, AWG and Merger Corp. will be merged with and into the Company, with the Company being the surviving corporation (the "Merger"). In the Merger, the outstanding shares of Class A and Class B common stock, $100 par value, of AWG (AWG Common Stock"), other than any shares owned by AWG, Merger Corp., the Company or any of their wholly-owned subsidiaries (which shares will be canceled), will be canceled and converted into 25,000,000 fully paid and nonassessable shares of common stock, $0.01 par value, of the Company (the "Company Common Stock"). The number of shares of the Company Common Stock issued to any individual will be rounded down to the nearest whole share.

     In connection with the transactions contemplated by the Merger Agreement, the Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (File No. ______) (the "Registration Statement") relating to the registration under the Securities Act of the shares of the Company Common Stock to be issued in the Merger.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Articles of Incorporation and By-laws of the Company, as in effect on the date hereof, (iii) the Merger Agreement and
(iv) certain resolutions of the Board of Directors of the Company relating to the Merger. We have also examined originals or copies, certified or otherwise identified to our
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satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the completeness and authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents on such parties. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representations of the Company and others.

     Members of our firm are admitted to the Bar in the State of Kansas, and we do not express any opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the shares of the Company Common Stock, when issued upon the consummation of the Merger in accordance with the terms of the Merger Agreement and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "LEGAL MATTERS" in the related Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving such consent we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,